UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2020

Lepota Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-198808	47-1549749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1906, Zhongzhou Building, No. 3088, Jintian Road, Futian District, Shenzhen City, Guangdong Province People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 0755 8325-7679

Room 6509B, 65/F, SEG Plaza, No. 1002 Huaqiang North Road,

Futian District, Shenzhen, 518028, China

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2020, Lepota Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of the State of Nevada to amend the Articles of Incorporation of the Company by increasing the authorized common stock of the Company from 75,000,000 shares to 500,000,000 shares. No other amendments were made by the filing of the Certificate of Amendment. The Certificate of Amendment was approved by unanimous consent of the board of directors of the Company on April 8, 2020, and by written consent of 53.8% of the stockholders of the Company on April 8, 2020.

The amendments made by the Certificate of Amendment are effective as of the date of acceptance by the Secretary of State of the State of Nevada, or April 14, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	DESCRIPTION
3.1	Amendment to Articles of Incorporation of Lepota Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lepota Inc.

Date: April 20, 2020	By:	/s/ Zhao Lixin
Zhao Lixin,
President and Chief Executive Officer

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